WORLD MONITOR TRUST III – SERIES J

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Atinder Jaggi, hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report on Form 10-K of World Monitor Trust III – Series J for the period January 1, 2016 to December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Atinder Jaggi
Name:	Atinder Jaggi
Title:	Director of Fund Administration
(Principal Financial/Accounting Officer)
Kenmar Preferred Investments, LLC,
Managing Owner of
World Monitor Trust III – Series J

Date: March 31, 2017